EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendment thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in EverQuote, Inc.

Date February 14, 2019	/s/ David B. Blundin
David B. Blundin

Link Ventures Investment Vehicle II, LLC

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

Link Ventures LLLP

By: Link Management LLC, its general partner

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

Link Management LLC

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

LV2 LP EQ Series B SPV, LLC

By: LV2 EQ SPV Manager, LLC, its managing member

By: Link Equity Partners, LLC, its managing member

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

LV2 EQ SPV Manager, LLC

By: Link Equity Partners, LLC, its managing member

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

Link Equity Partners, LLC

By: /s/ David B. Blundin
David B. Blundin
Managing Manager

Cogo Labs, Inc.

By: /s/ Mira Wilczek
Mira Wilczek
Chief Executive Officer

/s/ Seth Birnbaum
Seth Birnbaum

/s/ Tomas Revesz
Tomas Revesz

/s/ Thomas Ellis
Thomas Ellis